Exhibit 99.1

Press Release

Release date: August 11, 2016

Communications Sales & Leasing, Inc. Reports 2016 Second Quarter Financial Results

•	Revenues of $188.6 million for the quarter
•	Net loss of $0.02 per diluted common share
•	AFFO per diluted common share of $0.66 for the quarter
•	Closed acquisition of PEG Bandwidth
•	Announced expected acquisition of Tower Cloud
•	Completed disposition of Windstream’s retained stake

LITTLE ROCK, Ark., August 11, 2016 (GLOBE NEWSWIRE) -- Communications Sales & Leasing, Inc. ("CS&L" or the “Company”) (Nasdaq: CSAL) today announced its financial results for the second quarter of 2016.

SECOND QUARTER RESULTS

Revenues for the second quarter of 2016 were $188.6 million.  Net loss and Adjusted EBITDA was $1.5 million and $171.6 million, respectively.  PEG Bandwidth (“PEG”) contributed $13.8 million of revenues and $5.5 million of Adjusted EBITDA from its acquisition date of May 2, 2016 to June 30, 2016.  Net loss attributable to common shares was $2.9 million, or ($0.02) per diluted share, for the period.  Adjusted Funds From Operations (“AFFO”) attributable to common shares was $99.6 million, or $0.66 per diluted common share.  Normalized FFO (“NFFO”) attributable to common shares, which excludes transaction related costs, was $95.7 million, or $0.63 per diluted common share.

INVESTMENT ACTIVITIES

On June 20, 2016, we announced that we entered into a definitive agreement to acquire Tower Cloud, Inc. (“Tower Cloud”), a leading provider of data transport services, focusing on infrastructure solutions to the wireless and enterprise sectors, including fiber-to-the-tower backhaul, small cell networks, and dark fiber deployments.  We expect to close the transaction before the end of the third quarter of 2016.

FINANCING

During the quarter, we issued $150 million of 6.00% Senior Secured Notes due 2023 at an issue price of 99.25%.  In connection with Windstream’s disposition of its retained stake, we issued 2.2 million shares of our common stock in June 2016.  Aggregate proceeds of approximately $200 million from these transactions were used to reduce borrowings under our revolving credit agreement.

At quarter-end, we had $507 million of liquidity consisting of $49 million of unrestricted cash and cash equivalents, and $458 million of undrawn borrowing capacity under our revolving credit facility.  Our leverage ratio at quarter end was 5.6x based on Net Debt to Annualized Adjusted EBITDA.

As previously reported, on August 9, 2016 the Company’s Board of Directors declared a quarterly cash dividend of $0.60 per common share, payable on October 14, 2016 to stockholders of record on September 30, 2016.

OUTLOOK

We expect full year 2016 net income attributable to common shares to range between $0.08 and $0.10 per diluted share.  AFFO is expected to range between $2.58 and $2.60 per diluted common share, and Normalized FFO is expected to range between $2.48 and $2.50 per diluted common share for the same period.  We continue to anticipate PEG’s eight month contribution to our 2016 operating results to be approximately $55 million in revenues and $21 million of Adjusted EBITDA.

Our outlook reflects the impact of capital market transactions we executed in the second quarter, which reduced the mid-point of our AFFO guidance by approximately $0.02 per diluted common share.  Additionally, our current outlook excludes the impact of Tower Cloud and any future acquisitions and capital market transactions.

CONFERENCE CALL

CS&L will hold a conference call today to discuss this earnings release at 11:00 AM Eastern Time (10:00 AM Central Time).  The dial-in number for the conference call is (844) 513-7153 (or (508) 637-5603 for international callers) and the conference ID is 47125498.  The conference call will be webcast live and can be accessed on the Company’s website at www.cslreit.com.  A replay of the webcast will be available following the call on the Company’s website or by calling (855) 859-2056 (or (404) 537-3406 for international callers) and the conference ID is 47125498, beginning on August 11, 2016 at approximately 2:00 pm Eastern Time and will remain available for 14 days.

ABOUT CS&L

CS&L (Nasdaq: CSAL), an internally managed real estate investment trust, is engaged in the acquisition and construction of mission critical communications infrastructure, and is a leading provider of wireless infrastructure solutions for the communications industry.  CS&L currently owns 3.9 million fiber strand miles, 86 wireless towers, and other communications real estate throughout the United States and Mexico. Additional information about CS&L can be found on its website at www.cslreit.com.

FORWARD-LOOKING STATEMENTS

Certain statements in this press release and the conference call may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended from time to time.  Those forward-looking statements include all statements that are not historical statements of fact and those regarding our intent, belief or expectations regarding CS&L’s financial position, results of operations, market position, growth opportunities, economic conditions and other similar forecasts and statements of expectation, including, but not limited to, expectations regarding CS&L’s full year fiscal 2016 financial results and the anticipated closing of the Tower Cloud transaction.

Words such as "anticipate(s)," "expect(s)," "intend(s)," “estimate(s),” “foresee(s),” "plan(s)," "believe(s)," "may," "will," "would," "could," "should," "seek(s)" and similar expressions, or the negative of these terms, are intended to identify such forward-looking statements.  These statements are based on management's current expectations and beliefs and are subject to a number of risks and uncertainties that could lead to actual results differing materially from those projected, forecasted or expected.  Although we believe that the assumptions underlying the forward-looking statements are reasonable, we can give no assurance that our expectations will be attained.  Factors which could materially alter our expectations with regard to the forward-looking statements or which could cause actual results to differ materially from our expectations include, but are not limited to: the ability and willingness of Windstream Holdings and any other customers to meet and/or perform their obligations under any contractual arrangements that are entered into with us, including master lease arrangements; the ability of Windstream Holdings and any other customers to comply with laws, rules and regulations in the operation of the assets we lease to them; the availability of and our ability to identify suitable acquisition opportunities and our ability to acquire and lease the respective properties on favorable terms; our ability to generate sufficient cash flows to service our outstanding indebtedness; our ability to access debt and equity capital markets; changes in the credit ratings of CS&L and our customers; fluctuating interest rates; our ability to retain key management personnel; our ability to qualify or maintain our status as a real estate investment trust (“REIT”); changes in the U.S. tax law and other state, federal or local laws, whether or not specific to REITs; other risks inherent in ownership of communications distribution systems, including potential liability relating to environmental matters and illiquidity of real estate investments; the risk that we fail to fully realize the potential benefits of M&A transactions or have difficulty integrating acquired companies; the risk that the Tower Cloud transaction agreements may be modified or terminated prior to expiration; risks related to satisfying the conditions to the Tower Cloud transaction, including timing (including possible delays) and receipt of regulatory approvals from various governmental entities (including any conditions, limitations or restrictions placed on these approvals) and the risk that one or more governmental entities may deny approval; and additional factors discussed in the Risk Factors sections of our reports filed with the SEC.

CS&L expressly disclaims any obligation to release publicly any updates or revisions to any of the forward looking statements set forth in this release to reflect any change in its expectations or any change in events, conditions or circumstances on which any statement is based.

NON-GAAP PRESENTATION

This release contains certain supplemental measures of performance that are not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”).  Such measures should not be considered as alternatives to GAAP.  Further information with respect to and reconciliations of such measures to the nearest GAAP measure can be found herein.

Communications Sales & Leasing, Inc.

Consolidated Balance Sheets

(In thousands, except per share data)

	June 30, 2016	December 31, 2015
Assets:
Property, plant and equipment, net	$2,569,402	$2,372,651
Cash and cash equivalents	48,813	142,498
Accounts receivable, net	8,458	2,083
Goodwill	146,590	-
Intangible assets, net	47,920	10,530
Straight-line rent receivable	20,422	11,795
Other assets	10,070	3,079
Total Assets	$2,851,675	$2,542,636

Liabilities, Convertible Preferred Stock and Shareholders’ Deficit Liabilities:
Accounts payable, accrued expenses and other liabilities	$20,206	$10,409
Accrued interest payable	26,384	24,440
Deferred revenue	148,346	67,817
Derivative liability	66,888	5,427
Dividends payable	93,208	90,507
Deferred income taxes	5,115	5,714
Capital lease obligations	48,980	-
Notes and other debt, net	3,690,186	3,505,228
Total Liabilities	4,099,313	3,709,542

Commitments and contingencies

Convertible preferred stock, Series A, $0.0001 par value, 88 shares authorized, issued and outstanding, $87,500 liquidation value	79,063	-

Shareholder’s Deficit:
Preferred stock, $ 0.0001 par value, 50,000 shares authorized, no shares issued and outstanding	-	-
Common stock, $ 0.0001 par value, 500,000 shares authorized, issued and outstanding: 153,244 shares at
June 30, 2016 and 149,862 at December 31, 2015	15	15
Additional paid-in capital	81,881	1,392
Accumulated other comprehensive loss	(66,967)	(5,427)
Distributions in excess of accumulated earnings	(1,341,630)	(1,162,886)
Total shareholders’ deficit	(1,326,701)	(1,166,906)
Total Liabilities, Convertible Preferred Stock and Shareholders’ Deficit	$2,851,675	$2,542,636

Communications Sales & Leasing, Inc.

Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended June 30, 2016	Period from April 24 – June 30, 2015	Six Months Ended June 30, 2016	Period from April 24 – June 30, 2015
Revenues:
Leasing	$169,050	$124,172	$337,691	$124,172
Fiber infrastructure	13,776	-	13,776	-
Consumer CLEC	5,747	4,576	11,781	4,576
Total revenues	188,573	128,748	363,248	128,748

Costs and expenses:
Interest expense	68,036	48,797	134,085	48,797
Depreciation and amortization	92,385	64,444	178,725	64,444
General and administrative expense	8,239	3,161	13,428	3,161
Operating expense	9,911	3,741	14,618	3,741
Transaction related costs	11,210	73	15,120	73
Total costs and expenses	189,781	120,216	355,976	120,216

(Loss) income before income taxes	(1,208)	8,532	7,272	8,532
Income tax expense	327	231	771	231
Net (loss) income	(1,535)	8,301	6,501	8,301
Participating securities’ share in earnings	(402)	(325)	(757)	(325)
Dividends declared on convertible preferred stock	(438)	-	(438)	-
Amortization of discount on convertible preferred stock	(496)	-	(496)	-
Net (loss) income applicable to common shareholders	$(2,871)	$7,976	$4,810	$7,976

(Loss) earnings per common share:
Basic	$(0.02)	$0.05	$0.03	$0.05
Diluted	$(0.02)	$0.05	$0.03	$0.05

Weighted average number of common shares outstanding:
Basic	150,913	149,827	150,416	149,827
Diluted	150,913	149,827	150,661	149,827

Dividends declared per common share	$0.60	$0.44	$1.20	$0.44

Communications Sales & Leasing, Inc.

Consolidated Statements of Cash Flows

(In thousands)

	Six Months Ended June 30, 2016	Period from April 24 – June 30, 2015
Cash flow from operating activities:
Net income	$6,501	$8,301
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	178,725	64,444
Amortization of deferred financing costs	3,681	1,272
Amortization of debt discount	3,926	1,366
Deferred income taxes	(599)	(292)
Straight-line rental revenues	(8,627)	(3,200)
Stock-based compensation	2,147	338
Other	(6)	35
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	485	(1,640)
Other assets	(2,104)	(1,827)
Accounts payable, accrued expenses and other liabilities	(318)	24,634
Net cash provided by operating activities	183,811	93,431

Cash flows from investing activities:
Acquisition of businesses, net of cash acquired	(316,133)	-
Consideration paid to Windstream Services	-	(1,035,029)
Capital expenditures	(9,452)	(397)
Net cash used in investing activities	(325,585)	(1,035,426)

Cash flows from financing activities:
Principal payment on debt	(11,394)	-
Dividends paid	(180,694)	-
Proceeds from issuance of Term Loans	-	1,127,000
Proceeds from issuance of Notes	148,875	-
Borrowings under revolving credit facility	321,000	-
Payments under revolving credit facility	(278,936)	-
Capital lease payments	(469)	-
Deferred financing costs	(2,998)	(29,933)
Common stock issuance, net of costs	54,836	-
Net share settlement	(2,055)	(456)
Cash in-lieu of fractional shares	-	(19)
Net cash provided by financing activities	48,165	1,096,592

Effect of exchange rate changes on cash and cash equivalents	(76)	-
Net (decrease) increase in cash and cash equivalents	(93,685)	154,597
Cash and cash equivalents at beginning of period	142,498	18
Cash and cash equivalents at end of period	$48,813	$154,615

Supplemental cash flow information:
Cash paid for interest	$124,694	$24,583
Cash paid for income taxes	$1,827	$-

Non-cash investing and financing activities:
Property and equipment acquired but not yet paid	$1,188	$-
Tenant capital improvements	$70,603	$6,303
Acquisition of business through equity consideration	$102,881	$-
Issuance of notes and other debt to Windstream Services, net of deferred financing costs ($34,681)	$-	$2,412,829

Communications Sales & Leasing, Inc.

Reconciliation of Net Income to FFO, NFFO and AFFO

(In thousands, except per share data)

	Three Months Ended June 30, 2016	Period from April 24 – June 30, 2015	Six Months Ended June 30, 2016	Period from April 24 – June 30, 2015
Net (loss) income applicable to common shareholders	$(2,871)	$7,976	$4,810	$7,976
Real estate depreciation and amortization	87,331	63,801	172,832	63,801
Participating securities’ share in earnings	402	325	757	325
Participating securities’ share in FFO	(402)	(352)	(770)	(352)
FFO applicable to common shareholders	84,460	71,750	177,629	71,750
Transaction related costs	11,210	73	15,120	73
NFFO applicable to common shareholders	95,670	71,823	192,749	71,823
Amortization of deferred financing costs	1,863	1,272	3,681	1,272
Amortization of debt discount	1,980	1,366	3,926	1,366
Stock based compensation	1,217	338	2,147	338
Non-real estate depreciation and amortization	5,054	643	5,893	643
Straight-line rental revenues	(4,305)	(3,200)	(8,627)	(3,200)
Maintenance capital expenditures	(680)	-	(680)	-
Amortization of discount on convertible preferred stock	496	-	496	-
Other non-cash (revenue) expense, net	(1,692)	35	(2,509)	35
AFFO applicable to common shareholders	$99,603	$72,277	$197,076	$72,277

Per diluted common share:
EPS	$(0.02)	$0.05	$0.03	$0.05
FFO	$0.56	$0.48	$1.18	$0.48
NFFO	$0.63	$-	$1.28	$-
AFFO	$0.66	$0.48	$1.31	$0.48

Weighted average common shares used to calculate diluted Earnings per common share	150,913	149,827	150,416	149,827
Effect of dilutive non-participating securities	283	-	245	-
Weighted average common shares used to calculate diluted FFO, NFFO and AFFO per common share	151,196	149,827	150,661	149,827

Communications Sales & Leasing, Inc.

Reconciliation of EBITDA and Adjusted EBITDA

(In thousands)

	Three Months Ended June 30, 2016	Period from April 24 – June 30, 2015	Six Months Ended June 30, 2016	Period from April 24 – June 30, 2015
Net (loss) income	$(1,535)	$8,301	$6,501	$8,301
Depreciation and amortization	92,385	64,444	178,725	64,444
Interest expense	68,036	48,797	134,085	48,797
Income tax expense	327	231	771	231
EBITDA	159,213	121,773	320,082	121,773
Stock based compensation	1,217	338	2,147	338
Transaction related costs	11,210	73	15,120	73
Adjusted EBITDA	$171,640	$122,184	$337,349	$122,184

Adjusted EBITDA:
Leasing	$164,810	$121,349	$329,187	$121,349
Fiber Infrastructure	5,500	-	5,500	-
Consumer CLEC	1,330	835	2,662	835
	$171,640	$122,184	$337,349	$122,184

Annualized Adjusted EBITDA(1)	$686,560

As of June 30, 2016:
Total Debt(2)	$3,869,644
Cash and cash equivalents	48,813
Net Debt	$3,820,831

Total Debt/Annualized Adjusted EBITDA	5.6x

Net Debt/Annualized Adjusted EBITDA	5.6x

(1)

Calculated as Adjusted EBITDA for the most recently reported three month period, multiplied by four.  Annualized Adjusted EBITDA has not been prepared on a pro forma basis in accordance with Article 11 of Regulation S-X.

(2)	Includes $49.0 million of capital leases, but excludes $130.5 million of unamortized discounts and deferred financing costs.

Communications Sales & Leasing, Inc.

Projected Future Results (1)

(Per Diluted Share)

Year Ended December 31, 2016
Net income applicable to common shareholders	$0.08 to $0.10
Real estate depreciation and amortization	2.30
Participating securities share in earnings	0.01
Participating securities share in FFO	(0.01)
FFO applicable to common shareholders(2)	$2.38 to $2.40
Transaction related costs	0.10
NFFO applicable to common shareholders(2)	$2.48 to $2.50
Amortization of deferred financing costs and debt discount	0.10
Stock based compensation	0.03
Non-real estate depreciation and amortization	0.12
Straight-line rental revenues	(0.13)
Maintenance capital expenditures	(0.02)
Amortization of discount on convertible preferred stock	0.02
Other non-cash revenue, net	(0.02)
AFFO applicable to common shareholders(2)	$2.58 to $2.60

Weighted average common shares used to calculate diluted Earnings, FFO, NFFO and AFFO per common share (in thousands)	152,016

(1)

The foregoing projections reflect management’s outlook but excluding the impact of future acquisitions, including the previously announced acquisition of Tower Cloud, capital market transactions, changes in market conditions, and other factors.  These ranges represent management’s best estimates based on the underlying assumptions as of the date of this press release.  There can be no assurance that our actual results will not differ materially from the estimates set forth above.

(2)	The components of projected future results may not add to FFO, NFFO and AFFO applicable to common shareholders due to rounding.

NON-GAAP FINANCIAL MEASURES

We refer to EBITDA, Adjusted EBITDA, Funds From Operations (“FFO”) as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), Normalized Funds From Operations (“NFFO”) and Adjusted Funds From Operations (“AFFO”) in our analysis of our results of operations, which are not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”). While we believe that net income, as defined by GAAP, is the most appropriate earnings measure, we also believe that EBITDA, Adjusted EBITDA, FFO, NFFO and AFFO are important non-GAAP supplemental measures of operating performance for a REIT.

We define “EBITDA” as net income, as defined by GAAP, before interest expense, provision for income taxes and depreciation and amortization. We define “Adjusted EBITDA” as EBITDA before stock-based compensation expense and the impact, which may be recurring in nature, of transaction related costs, the write off of unamortized deferred financing costs, costs incurred as a result of the early repayment of debt, changes in the fair value of contingent consideration and financial instruments, and other similar items. We believe EBITDA and Adjusted EBITDA are important supplemental measures to net income because they provide additional information to evaluate our operating performance on an unleveraged basis. In addition, Adjusted EBITDA is calculated similar to defined terms in our material debt agreements used to determine compliance with specific financial covenants.  Since EBITDA and

Adjusted EBITDA are not measures calculated in accordance with GAAP, they should not be considered as alternatives to net income determined in accordance with GAAP.

Because the historical cost accounting convention used for real estate assets requires the recognition of depreciation expense except on land, such accounting presentation implies that the value of real estate assets diminishes predictably over time. However, since real estate values have historically risen or fallen with market and other conditions, presentations of operating results for a REIT that uses historical cost accounting for depreciation could be less informative. Thus, NAREIT created FFO as a supplemental measure of operating performance for REITs that excludes historical cost depreciation and amortization, among other items, from net income, as defined by GAAP. FFO is defined by NAREIT as net income applicable to common shareholders computed in accordance with GAAP, excluding gains or losses from real estate dispositions, plus real estate depreciation and amortization and impairment charges. We compute FFO in accordance with NAREIT’s definition.

The Company defines NFFO, as FFO excluding the impact, which may be recurring in nature, of transaction related costs. The Company defines AFFO, as NFFO excluding (i) non-cash revenues and expenses such as stock-based compensation expense, amortization of debt and equity discounts, amortization of deferred financing costs, depreciation and amortization of non-real estate assets, straight line rental revenues, revenue associated with the amortization of tenant capital improvements and (ii) the impact, which may be recurring in nature, of maintenance capital expenditures, the write-off of unamortized deferred financing fees, additional costs incurred as a result of early repayment of debt, changes in the fair value of contingent consideration and financial instruments and similar items. We believe that the use of FFO, NFFO and AFFO, and their respective per share amounts, combined with the required GAAP presentations, improves the understanding of operating results of REITs among investors and analysts, and makes comparisons of operating results among such companies more meaningful. We consider FFO, NFFO and AFFO to be useful measures for reviewing comparative operating performance. In particular, we believe AFFO, by excluding certain revenue and expense items, can help investors compare our operating performance between periods and to other REITs on a consistent basis without having to account for differences caused by unanticipated items and events, such as transaction related costs. The Company uses FFO, NFFO and AFFO, and their respective per share amounts, only as performance measures, and FFO, NFFO and AFFO do not purport to be indicative of cash available to fund our future cash requirements. While FFO, NFFO and AFFO are relevant and widely used measures of operating performance of REITs, they do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating our liquidity or operating performance.

Further, our computations of EBITDA, Adjusted EBITDA, FFO, NFFO and AFFO may not be comparable to that reported by other REITs or companies that do not define FFO in accordance with the current NAREIT definition or that interpret the current NAREIT definition or define EBITDA, Adjusted EBITDA, NFFO and AFFO differently than we do.

INVESTOR CONTACT:

Mark A. Wallace, 501-850-0866

Executive Vice President, Chief Financial Officer & Treasurer

mark.wallace@cslreit.com